UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Current Report on Form 8-K furnished by Supernus Pharmaceuticals, Inc. (the “Company”) on March 10, 2015 (the “Original Form 8-K”).

Item 2.02              Results of Operations and Financial Condition.

On March 10, 2015, the Company furnished the Original Form 8-K and included as an exhibit thereto a Press Release announcing its financial results for the quarter and year ended December 31, 2014 and related information (the “Press Release”).  This Form 8-K/A is being furnished to report a correction to a statement under the “Financial Guidance” heading of the Press Release.

The original statement that “For full year 2015, the Company estimates that total revenue will grow by approximately 50%, ranging from $130 million to $140 million,” has been corrected to read that “For full year 2015, the Company estimates that product revenue will grow by approximately 50%, ranging from $130 million to $140 million.”  The Press Release has been amended on the Company’s website and other major newswire services so that the correct statement is included.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: March 11, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer